NEWS RELEASE

FOR IMMEDIATE RELEASE

January 17, 2014

CAPITOL FEDERAL FINANCIAL, INC. ANNOUNCES
ANNUAL MEETING PRESENTATION AVAILABLE ON WEBSITE

Topeka, KS - Capitol Federal Financial, Inc. (NASDAQ: CFFN) (the “Company”) will have available on its website, www.capfed.com, at 10:00 a.m. central time on January 21, 2014, the slide presentation for its annual meeting of stockholders being held at that same time.

Capitol Federal Financial, Inc. is the holding company for Capitol Federal Savings Bank which operates 47 branch offices in Kansas and Missouri.  News and other information about the Company can be found on the Bank’s website, http://www.capfed.com.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies and other governmental initiatives affecting the financial services industry, fluctuations in interest rates, demand for loans in the Company’s market area, the future earnings and capital levels of Capitol Federal Savings Bank, which would affect the ability of Capitol Federal Financial, Inc. to pay dividends in accordance with its dividend policies, competition, and other risks detailed from time to time in documents filed or furnished by Capitol Federal Financial, Inc. with the SEC.  Actual results may differ materially from those currently expected.  These forward-looking statements represent Capitol Federal Financial, Inc.’s judgment as of the date of this release.  Capitol Federal Financial, Inc. disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:

Jim Wempe	Kent Townsend
Vice President, Investor Relations	Executive Vice President, Chief Financial Officer and Treasurer
700 S Kansas Ave.	700 S Kansas Ave.
Topeka, KS 66603	Topeka, KS 66603
(785) 270-6055	(785) 231-6360
jwempe@capfed.com	ktownsend@capfed.com